Exhibit 99.1

Globus Medical Reports Full Year and Fourth Quarter 2018 Results

AUDUBON, PA, February 21, 2019: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal solutions company, today announced its financial results for the fourth quarter and year ended December 31, 2018.
Fourth Quarter:

•	Worldwide sales increased 11.3% as reported to $195.9 million

•	Fourth quarter net income was $36.8 million, or 18.8% of sales.

•	Diluted earnings per share (EPS) were $0.36

•	Non-GAAP diluted EPS were $0.43

•	Non-GAAP adjusted EBITDA was 34.1% of sales

Full Year 2018:

•	Worldwide sales increased 12.1% as reported to $713.0 million

•	Net income for the year was $156.5 million, or 21.9% of sales

•	Diluted EPS were $1.54

•	Non-GAAP diluted EPS were $1.67

•	Non-GAAP adjusted EBITDA was 34.5% of sales

“Our fourth quarter and full year results are indicative of strong momentum in several key strategic areas,” said Dave Demski, CEO. “The fourth quarter marked the fifth consecutive quarter of double digit organic revenue growth, which is particularly outstanding considering the strong comparable quarter last year. Emerging Technologies delivered $14.7 million, or 34.1% growth, a significant accomplishment given the pent up demand implicit in the fourth quarter of 2017 when we launched our robotic system. The U.S. spinal implant business grew by over 9.4% year-over-year, continuing the acceleration we saw in the third quarter, driven by robotic implant pull through and strong recruiting.”

Full year 2018 sales were $713.0 million, a 12.1% increase over 2017, and non-GAAP EPS was $1.67. Worldwide sales for the fourth quarter were $195.9 million, an increase of 11.3% over the fourth quarter of 2017.  Revenue from Emerging Technologies was primarily due to continued demand for the ExcelsiusGPS® robotics and navigation system.

Fourth quarter sales in the U.S., including robotics, increased by 10.7% compared to the fourth quarter of 2017. International sales increased by 14.7% over the fourth quarter of 2017 on an as-reported basis and 16.8% on a constant currency basis.

Fourth quarter GAAP net income was $36.8 million, an increase of 50.8% over the same period last year. Diluted EPS for the fourth quarter was $0.36, as compared to $0.25 for the fourth quarter 2017. Non-GAAP diluted EPS for the fourth quarter was $0.43, compared to $0.38 in the fourth quarter of 2018, an increase of 15.1%.

The company generated net cash provided by operating activities of $181.6 million and non-GAAP free cash flow of $121.9 million in 2018. The Company ended the year with cash, cash equivalents and marketable securities of $602.8 million. The company remains debt free.

2019 Annual Guidance
The company today confirmed full year 2019 guidance with sales of $770 million and non-GAAP diluted earnings per share of $1.72.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2018 fourth quarter and full year results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

The call will be archived until Thursday, February 21, 2019. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 1012-6378.
About Globus Medical, Inc.
Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.
Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, and acquisition related costs/licensing, and net gain from the sale of assets, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees. Net gain from sale of assets represents the gain on sale of assets and the offsetting impact of costs incurred through the sale.

In addition, for the period ended December 31, 2018 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represents net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the periods ended December 31, 2018 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.
Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable.  Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.
Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.  Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Year Ended
(In thousands, except per share amounts)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Sales	$195,938	$176,034	$712,969	$635,977
Cost of goods sold	45,954	40,856	159,410	150,453
Gross profit	149,984	135,178	553,559	485,524

Operating expenses:
Research and development	13,758	11,413	55,496	43,679
Selling, general and administrative	83,642	72,958	311,591	267,817
Provision for litigation	5,878	(112)	5,878	2,668
Amortization of intangibles	3,063	2,238	9,588	7,909
Acquisition related costs	392	321	1,681	1,611
Total operating expenses	106,733	86,818	384,234	323,684

Operating income	43,251	48,360	169,325	161,840
Other income/(expense), net	4,376	2,240	19,280	8,088
Income before income taxes	47,627	50,600	188,605	169,928
Income tax provision	10,876	26,224	32,131	62,580

Net income	$36,751	$24,376	$156,474	$107,348

Earnings per share:
Basic	$0.37	$0.25	$1.60	$1.12
Diluted	$0.36	$0.25	$1.54	$1.10
Weighted average shares outstanding:
Basic	98,516	96,489	97,884	96,243
Diluted	101,627	98,726	101,316	97,887

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	December 31, 2018	December 31, 2017

ASSETS	(unaudited)
Current assets:
Cash, cash equivalents, and restricted cash	$139,747	$118,817
Short-term marketable securities	199,937	254,890
Accounts receivable, net of allowances of $4,226 and $3,963, respectively	137,067	116,676
Inventories	131,254	108,409
Prepaid expenses and other current assets	15,387	11,166
Current portion of note receivable	—	1,667
Income taxes receivable	7,289	8,717
Total current assets	630,681	620,342
Property and equipment, net of accumulated depreciation of $216,809 and $191,760, respectively	171,873	143,167
Long-term marketable securities	263,117	56,133
Note receivable	—	28,333
Intangible assets, net	87,323	78,659
Goodwill	123,734	123,890
Other assets	10,364	7,947
Deferred income taxes	13,578	20,031
Total assets	$1,300,670	$1,078,502

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$25,895	$25,039
Accrued expenses	59,878	52,594
Income taxes payable	917	3,274
Business acquisition liabilities	6,830	11,411
Deferred revenue	2,598	755
Total current liabilities	96,118	93,073
Business acquisition liabilities, net of current portion	3,288	4,508
Deferred income taxes	8,114	10,669
Other liabilities	7,634	2,474
Total liabilities	115,154	110,724
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 98,573 and 96,658 shares at December 31, 2018 and December 31, 2017, respectively	98	97
Additional paid-in capital	299,869	238,341
Accumulated other comprehensive loss	(7,172)	(6,907)
Retained earnings	892,721	736,247
Total equity	1,185,516	967,778
Total liabilities and equity	$1,300,670	$1,078,502

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended
(In thousands)	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net income	$156,474	$107,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,630	42,067
Amortization of premium on marketable securities	1,677	2,671
Write-down for excess and obsolete inventories	10,475	11,519
Stock-based compensation expense	21,899	14,686
Allowance for doubtful accounts	957	1,718
Change in fair value of business acquisition liabilities	985	1,240
Impairment of intangible assets	—	516
Change in deferred income taxes	971	8,292
(Gain)/loss on disposal of assets, net	(3,557)	—
(Increase)/decrease in:
Accounts receivable	(21,789)	(24,955)
Inventories	(31,382)	(5,277)
Prepaid expenses and other assets	(7,496)	(4,774)
Increase/(decrease) in:
Accounts payable	(3,008)	9,843
Accrued expenses and other liabilities	14,728	(2,064)
Income taxes payable/receivable	(921)	(3,772)
Net cash provided by operating activities	181,643	159,058

Cash flows from investing activities:
Purchases of marketable securities	(537,942)	(392,895)
Maturities of marketable securities	278,049	240,353
Sales of marketable securities	106,388	122,512
Purchases of property and equipment	(59,697)	(51,303)
Collections/(issuance) of note receivable	30,000	—
Proceeds from sale of assets	5,000	—
Acquisition of businesses, net of cash acquired, and purchases of intangible and other assets	(14,825)	(29,944)
Net cash used in investing activities	(193,027)	(111,277)

Cash flows from financing activities:
Payment of business acquisition liabilities	(6,739)	(10,109)
Proceeds from exercise of stock options	39,309	11,735
Net cash provided by financing activities	32,570	1,626

Effect of foreign exchange rate on cash	(256)	1,979

Net increase in cash, cash equivalents, and restricted cash	20,930	51,386
Cash, cash equivalents, and restricted cash, beginning of period	118,817	67,431
Cash, cash equivalents, and restricted cash, end of period	$139,747	$118,817

Supplemental disclosures of cash flow information:
Interest paid	6	3
Income taxes paid	$30,552	$59,111

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
United States	$163,788	$148,012	$593,878	$529,882
International	32,150	28,022	119,091	106,095
Total sales	$195,938	$176,034	$712,969	$635,977

Sales by Revenue Stream:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Musculoskeletal Solutions products	$181,638	$165,114	$666,040	$625,057
Enabling Technologies products	14,300	10,920	46,929	10,920
Total sales	$195,938	$176,034	$712,969	$635,977

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Spine products	$181,254	$165,087	$665,403	$625,027
Emerging Technology Products	14,684	10,947	47,566	10,950
Total sales	$195,938	$176,034	$712,969	$635,977
Liquidity and Capital Resources:

(Unaudited)	December 31, 2018	December 31, 2017
(In thousands)
Cash, cash equivalents, and restricted cash	$139,747	$118,817
Short-term marketable securities	199,937	254,890
Long-term marketable securities	263,117	56,133
Total cash, cash equivalents, restricted cash, and marketable securities	$602,801	$429,840

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands, except percentages)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income	$36,751	$24,376	$156,474	$107,348
Interest income, net	(4,164)	(1,862)	(13,278)	(6,608)
Provision for income taxes	10,876	26,224	32,131	62,580
Depreciation and amortization	11,936	8,294	41,630	42,067
EBITDA	55,399	57,032	216,957	205,387
Stock-based compensation expense	4,821	4,027	21,899	14,686
Provision for litigation	5,878	(112)	5,878	2,668
Acquisition related costs/licensing	641	553	4,488	3,391
Net gain from sale of assets	—	—	(3,593)	—
Adjusted EBITDA	$66,739	$61,500	$245,629	$226,132

Net income as a percentage of sales	18.8%	13.8%	21.9%	16.9%
Adjusted EBITDA as a percentage of sales	34.1%	34.9%	34.5%	35.6%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income	$36,751	$24,376	$156,474	$107,348
Provision for litigation	5,878	(112)	5,878	2,668
Amortization of intangibles	3,063	2,238	9,588	7,909
Acquisition related costs/licensing	641	553	4,488	3,391
Net gain from sale of assets	—	—	(3,593)	—
Tax reform impact	—	11,014	—	11,014
Tax effect of adjusting items	(2,189)	(796)	(3,437)	(4,239)
Non-GAAP net income	$44,144	$37,273	$169,398	$128,091

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(Per share amounts)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Diluted earnings per share, as reported	$0.36	$0.25	$1.54	$1.10
Provision for litigation	0.06	—	0.06	0.03
Amortization of intangibles	0.03	0.02	0.09	0.08
Acquisition related costs/licensing	0.01	0.01	0.05	0.03
Net gain from sale of assets	—	—	(0.04)	—
Tax reform impact	—	0.11	—	0.11
Tax effect of adjusting items	(0.02)	(0.01)	(0.03)	(0.04)
Non-GAAP diluted earnings per share	$0.43	$0.38	$1.67	$1.31
* amounts might not add due to rounding
Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net cash provided by operating activities	$44,291	$44,837	$181,643	$159,058
Purchases of property and equipment	(17,159)	(13,425)	(59,697)	(51,303)
Non-GAAP free cash flow	$27,132	$31,412	$121,946	$107,755
Non-GAAP Sales on a Constant Currency Basis Comparative Table:

(Unaudited)	Three Months Ended		Reported Growth	Currency Impact on 2018 Sales	Constant Currency Sales Growth
(In thousands, except percentages)	December 31, 2018	December 31, 2017
United States	$163,788	$148,012	10.7%	—	10.7%
International	32,150	28,022	14.7%	$570	16.8%
Total sales	$195,938	$176,034	11.3%	$570	11.6%

(Unaudited)	Year Ended		Reported Growth	Currency Impact on 2018 Sales	Constant Currency Sales Growth
(In thousands, except percentages)	December 31, 2018	December 31, 2017
United States	$593,878	$529,882	12.1%	—	12.1%
International	119,091	106,095	12.2%	$(1,494)	10.8%
Total sales	$712,969	$635,977	12.1%	$(1,494)	11.9%

Contact:
Brian Kearns
Vice President, Business Development and Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com